                                                                 Exhibit 10.1
                                                                 ------------


                                LEASE AGREEMENT


                         FUSCO HARBOUR ASSOCIATES, LLC
                                   LANDLORD

                                      AND


                              CURAGEN CORPORATION
                                    TENANT

                               ________________

                          LONG WHARF MARITIME CENTER
                                  BUILDING I
                             555 LONG WHARF DRIVE
                            NEW HAVEN, CONNECTICUT

                               ________________

                           DATE:  DECEMBER 23, 1996

                         FUSCO HARBOUR ASSOCIATES, LLC

                                      AND

                              CURAGEN CORPORATION

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

1.  Premises.......................................................    1
2.  Use............................................................    2
3.  Term...........................................................    3
4.  Rent and Rent Commencement.....................................    5
5.  Covenants of Landlord..........................................   11
6.  Covenants of Tenant............................................   12
7.  Default........................................................   15
8.  Termination....................................................   15
9.  Holding Over...................................................   16
10. Damage or Destruction of Premises..............................   17
11. Insolvency of Tenant, etc......................................   18
12. (Intentionally Omitted)........................................   18
13. Mortgages......................................................   18
14. Construction...................................................   19
15. Maintenance of Premises........................................   22
16. Services.......................................................   22
17. Service Charges................................................   23
18. Extra Services and Utilities...................................   23
19. Insurance......................................................   24
20. Tenant's Liability and Indemnification of Landlord.............   25
21. Landlord May Pay Tenant's Obligations..........................   25
22. Costs of Collection............................................   26
23. Eminent Domain.................................................   26
24. Inspection by Landlord.........................................   26
25. Risk of Loss to Property.......................................   27
26. Landlord Status................................................   27
27. Rules and Regulations..........................................   28
28. Force Majeure..................................................   28
29. Estoppel Certificate...........................................   28
30. Notice to Mortgagees...........................................   29
31. Assignment.....................................................   29
32. Partial Enforcement............................................   29

33. Attornment.....................................................   30
34. Validity and Enforcement.......................................   30
35. Prejudgment Remedy, Redemption, Counterclaim and Jury Trial....   30
36. Brokerage......................................................   31
37. Miscellaneous..................................................   31
38. Usage..........................................................   31
39. Notice.........................................................   31
40. Parking........................................................   31
41. Recordation....................................................   32
42. Successors and Assigns.........................................   32
43. Governing Law..................................................   32

                         FUSCO HARBOUR ASSOCIATES, LLC

                                      AND

                              CURAGEN CORPORATION

                                LEASE AGREEMENT

                          DEFINITIONS LOCATION INDEX

Additional Rent....................................................   6
Average Occupancy Figure...........................................   7
Base Rent..........................................................   4
Broker.............................................................  32
Commencement Date..................................................   4
Common Areas.......................................................   7
Construction Commencement Date.....................................  21
Denominator........................................................   7
Estimate...........................................................   7
Fair Market Rent...................................................   4
First Renewal Term.................................................   4
Initial Term.......................................................   4
Landlord...........................................................   2
Landlord's Building................................................   4
Landlord's Work....................................................  20
Lease Year.........................................................   4
Offer..............................................................   2
Operating Expenses.................................................   6
Plans..............................................................  20
Premises...........................................................   2
Property Taxes.....................................................   6
Renewal Rental Notice..............................................   4
Second Renewal Term................................................   4
Substantially Complete.............................................  21
Tenant.............................................................   2
Tenant Improvements................................................  13
Tenant's Proportionate Share.......................................   6
Total Cost.........................................................  20

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is dated as of the day of December, 1996 and is made by and between FUSCO HARBOUR ASSOCIATES, LLC, a Connecticut limited liability company with offices and a principal place of business do The Fusco Corporation 555 Long Wharf Drive, New Haven, Connecticut 06511 (said Fusco Harbour Associates, LLC, its successors and assigns hereinafter referred to as the "Landlord") and CURAGEN CORPORATION, a Delaware corporation with an office at 322 East Main Street, Branford, Connecticut 06405 (said CuraGen Corporation, its successors and assigns hereinafter referred to as the "Tenant").

                               WITNESSETH: That

     1.   Premises.
          --------

          A. Landlord does hereby agree to lease to Tenant and Tenant does hereby agree to lease from Landlord upon the terms, conditions and covenants herein contained, those certain demised premises which for the purpose of this Lease are deemed to contain twenty six thousand two hundred sixty six (26,266) rentable square feet of floor area, and which are situated in a certain building, being Building I of the Long Wharf Maritime Center complex, located at 555 Long Wharf Drive, New Haven, Connecticut ("Landlord's Building") constructed on a certain piece or parcel of land more particularly described in Exhibit A attached hereto and made a part hereof. Said demised premises ("hereinafter referred to as the "Premises") are located on the 11th floor of Landlord's Building and are designated and shown on the sketch of said floor which sketch is attached hereto as Exhibit B.

          B. The Premises include the right of ingress and egress thereto and therefrom upon and over the common areas and elevators of Landlord's Building; however, the Landlord reserves the right to make changes and alterations to the building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable, provided that such changes shall not materially affect Tenant's manner of ingress and egress and shall not materially affect Tenant's use and enjoyment of the Premises or reduce the size thereof to any greater extent that the size of pipes and conduits that may be installed. Any such installations, repairs or replacements shall be of a quality at least equal to existing installations.

          C. Tenant is hereby granted a right of first refusal during the Term hereof (including any Renewal Term) with respect to all leasable space on the tenth floor of Landlord's Building. The right of first refusal granted hereby shall operate such that if Landlord shall, during the Term hereof (including any Renewal Term), receive any bona fide third party offer to lease all or a portion of the said tenth floor (the "Offer"), Landlord shall thereupon immediately notify Tenant in writing of the relevant business terms and provisions of the Offer and Tenant shall thereafter have a period of fifteen (15) business days (thereby excluding Saturdays, Sundays and State of Connecticut and U.S. holidays) after receipt of notice of such Offer in which to determine whether to exercise its right of first refusal or decline such right of first refusal and thereby waive same. In the event that Tenant shall intend to exercise its right of first refusal granted hereunder, then in such event Tenant shall be obligated to provide written notice to Landlord to such effect within such 15 business day period. Landlord and Tenant agree that within thirty
(30) days after receipt by Landlord of written notice from Tenant of its exercise of the right of first refusal granted hereunder, Landlord and Tenant shall enter into a written lease agreement (or amendment to the herein Lease Agreement) in form and manner incorporating terms substantially similar to the herein Lease Agreement but further incorporating the business terms and conditions as contained in the Offer. Upon execution of such lease agreement (or amendment hereto) Landlord and Tenant shall be bound to the terms and conditions thereof and the parties agree to act in all good faith to expedite the drafting and execution of such Lease Agreement In the event that Tenant shall either notify Landlord of any waiver of its right of first refusal hereunder or shall fail to notify Landlord in writing of any intention to exercise its right of first refusal within fifteen (15) business days after receipt of the Offer (time being of the essence of such 15 business day period), then in either or any such event Tenant shall be deemed to have waived its right of first refusal granted hereunder by virtue of this express provision and such right of first refusal shall be deemed of no further force or effect with respect to the specific Offer causing the commencement of the running of the 15 business day period. Landlord shall thereupon have the right, without further encumbrance or limitation, to enter into a lease agreement with such third party upon the terms and provisions contained in such Offer. In the event that Landlord shall fail to enter into a lease agreement with such third party upon the provisions as contained in such Offer within a reasonable time after receipt thereof (but in no event later than six (6) months thereafter), the right of first refusal granted to Tenant hereunder shall re-vest in the Tenant and shall thereafter re-commence operation upon the terms and conditions contained in this paragraph C.

     2.   Use.
          ---

          A. Said Premises shall be used by Tenant solely for Tenant's ordinary business purposes including molecular biology and DNA office-based biotechnical research. Tenant shall use the Premises for no other or further uses or purposes whatsoever. Notwithstanding the foregoing, Tenant shall not make any use of the Premises or of Landlord's Building which would generate any disposable items including any waste or trash which would require any specialized handling by Landlord or its cleaning contractor. If Tenant shall generate any waste requiring any such special handling, Tenant shall notify Landlord in writing of the need to cause specialized waste removal services to be provided to the Premises, and Tenant shall thereafter contract for such services on and for its own account and at its own sole and separate cost and expense. The indemnity provided by Tenant and set forth in Article 20.

hereinafter shall be deemed to extend to all aspects of the removal of any such special and separately handled waste referenced herein, by virtue of this express provision.

          B. Tenant covenants that it shall use the Premises in accordance with the foregoing and further agrees that its continued use and occupancy of the Premises is specifically conditioned upon its use of the Premises as stipulated hereinabove.

     3.   Term.
          ----

          A. TO HAVE AND TO HOLD the above Premises for a period and term of six (6) years (the "Initial Term") commencing January 1, 1997 (the "Commencement Date").

          B. The Initial Term hereof shall end at midnight on December 31, 2002. For purposes of this Lease the phrase "Lease Year" shall mean the calendar year; the initial Lease Year shall commence on the Commencement Date and end on December 31, 1997; and the final Lease Year shall end on the termination or expiration of the Term hereof.

          C. Tenant shall have the option to extend the Initial Term of this Lease for two (2) successive renewal terms each of five (5) years duration ("First Renewal Term" and "Second Renewal Term" respectively) conditioned upon the following:

               1. that at the time of exercise of any option to renew this Lease, Tenant shall not be in default of any of the terms, conditions and provisions hereof or, if Tenant shall be in default hereof, that Tenant shall be in the process of diligently prosecuting cure of such default and shall thereafter completely and fully cure such default in timely manner;

               2. that Tenant shall timely give written notice to Landlord of the exercise of any option to renew this Lease for and during any Renewal Term as such notice is required pursuant to the provisions of this paragraph contained hereinafter; and

               3. that all terms and conditions of this Lease shall continue and shall remain in fill force and effect throughout any Renewal Term, excepting only provisions with respect to the Base Rent (as defined hereinafter) to be paid by Tenant which Base Rent shall be governed by the terms of paragraph C.4. set forth hereinafter.

          The Base Rent for either Renewal Term shall be equal to ninety five percent (95%) of the "Fair Market Rent" (as hereinafter defined) for comparable facilities in a comparable location in the New Haven, Connecticut area. Fair Market Rent shall mean the annual effective fair market rental value, on a net basis, for the Premises as of the commencement of the Renewal Term. Ml rental concessions then being given by Landlord, if any, including, without limitation, free rent and cash allowances for moving expenses and other tenant inducements shall be taken into account in determining Fair Market Rent. To exercise any option to renew contained in this paragraph B., Tenant must first, by way of written request to Landlord, seek Landlord's opinion of Fair Market Rent, which request must be received by

Landlord at least six (6) months prior to the expiration of the then current Term or Renewal Term as the case may be. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting Landlord's opinion of Fair Market Rent, Landlord shall send Tenant a notice (the "Renewal Rental Notice") stating the amount which Landlord reasonably believes shall constitute the Fair Market Rent for the Premises as of the commencement of the applicable Renewal Term. Within thirty (30) days following Tenant's receipt of the Renewal Rental Notice, Tenant may either (i) accept the same, in which event the Fair Market Rent amount set forth therein shall become the Base Rent under this Lease during the Renewal Term or (ii) send Landlord notice of Tenant's dispute of Landlord's determination of the Fair Market Rent for the Premises. If Landlord and Tenant are unable to agree upon the Fair Market Rent for the Premises, within thirty
(30) days following Tenant's notice to Landlord that Tenant disputes Landlord's determination, then Tenant shall have the right, within fifteen (15) days after the expiration of such thirty (30) day period, to submit such dispute to arbitration as hereinafter set forth, failing which, Tenant shall be deemed to have waived any further option to renew this Lease at such time. If, within ten
(10) business days following the date on which Tenant notifies Landlord that Tenant is submitting such dispute to arbitration, Landlord and Tenant shall agree on a single arbitrator, such arbitrator shall determine the amount of Fair Market Rent within thirty (30) days following its appointment and Tenant shall have fifteen (15) days following such determination to exercise the relevant renewal option. If Landlord and Tenant do not agree upon a single arbitrator within the ten (10) business day period set forth in the preceding sentence, then Landlord and Tenant shall each designate their own arbitrator within five
(5) business days following the expiration of such ten (10) business day period. Such arbitrators shall meet within ten (10) business days following their appointment and, if the two (2) arbitrators are unable to agree upon the amount of Fair Market Rent by the expiration of such ten (10) business day period, then they shall in turn appoint a third arbitrator within such ten (10) business day period. If the two (2) arbitrators cannot agree upon a third arbitrator within such ten (10) business day period, then either party may request that the American Arbitration Association (or any successor thereto) make such appointment within ten (10) business days. In the event of such appointment of three (3) arbitrators, they shall, by majority decision, determine the Fair Market Rent for the Premises as of the commencement of the Renewal Term based on the criteria set forth above within ten (10) business days following their appointment. After such determination, Tenant shall have fifteen (15) days to exercise the relevant renewal option. The arbitrators shall be M.A.I. approved real estate appraisers or consultants with at least ten (10) years continuous experience in appraising or managing commercial real estate properties in the New Haven, Connecticut area. If there is a single arbitrator, such arbitrator's fees and expenses shall be shared equally by the parties. If there are two (2) arbitrators, each party shall pay the fees and expenses of its arbitrator. The fees and expenses of a third arbitrator, and all other expenses, other than attorneys' fees, witness fees and similar expenses of the individual parties, shall be shared equally by the parties hereto.

          Tenant shall exercise its option hereunder by giving written notice of its intent to exercise as to a given Renewal Term within the time frame set forth hereinabove. Tenant must exercise its option for the first Renewal Term as a condition to having any vested option with respect to the Second Renewal Term.

     4.   Rent and Rent Commencement
          --------------------------

          A. Tenant covenants and agrees to pay to Landlord and Landlord shall be entitled to receive during the Initial Term of this Lease Agreement an annual base rental ("Base Rent") in the following amounts:

Fiscal Period                Base Rent Per       Annualized            Monthly
  of Lease                    Square Foot         Base Rent         Installments
  --------                    -----------         ---------         ------------
1.  Year One:
a)  January 1, 1997 to        $    0              $    0             $    0
    July 1, 1997

b)  July 1, 1997 to           $    10.00          $262,660.00        $21,888.33
    January 1, 1998

2.  Year Two:
a)  January 1, 1998 to        $    10.00          $262,660.00        $21,888.33
    April 1, 1998

b)  April 1, 1998 to          $    20.50          $538,453.00        $44,871.08
    January 1, 1999

3.  Years Three Through       $    20.50          $538,453.00        $44,871.08
    Six of the Initial Term

          B. After the conclusion of the base Lease Year of 1997, in addition to the foregoing Base Rent, Tenant agrees to pay, as additional rent ("Additional Rent"), Tenant's Proportionate Share' (as defined in paragraph C. hereafter) of (i) increases in Operating Expenses (as defined in paragraph D. hereinafter) and (ii) increases in Property Taxes (as defined in paragraph E. hereinafter) over those expenses incurred during calendar year 1997.

          Landlord shall, on or before December 15, 1997 and thereafter on or before December 15 of each Lease Year during the Term hereof, furnish Tenant with a written estimate ("Estimate") of reasonably anticipated increases in Operating Expenses and increases in Property Taxes for the ensuing Lease Year and the determination of Tenant's Proportionate Share thereof.

          Commencing with the first monthly rent payment due during Lease Year 1998, and thereafter each month during the balance of the Term of this Lease, the Tenant shall pay, together with the Base Rent hereinbefore provided, one-twelfth (1/12) of Tenant's Proportionate Share of the annual amount of the foregoing estimated increases in Operating Expenses and increases in Property Taxes, all pursuant to such Estimate. Within one hundred thirty-five (135) days after the close of each Lease Year, Landlord agrees to furnish to Tenant a statement of actual increases in Operating Expenses and increases in Property Taxes incurred during the preceding year including a statement of Tenant's Proportionate Share thereof, and together with an accounting of all payments made by Tenant during such year. If Tenant has overpaid, then Landlord shall furnish Tenant with a credit statement to be applied to the next monthly rent payment due, and if Tenant has underpaid, Tenant shall pay the amount of the underpayment together with the next monthly rent payment due. Any such adjustment shall survive the expiration of this Lease. Upon the written request of Tenant, Landlord shall further provide reasonable back-up information in support of its statement, including source documentation and statements prepared by Landlord's independent certified public accountants prepared in accordance with generally accepted accounting principles, consistently applied, which relate to the information and data supplied by Landlord in its statement.

          All rent to be paid hereunder shall be payable beginning on the Commencement Date and thereafter on a monthly installment basis in advance on the first (1st) day of each month during the Term and each Renewal Term. If the Term or any Renewal Term shall commence on any day other than the first day of a calendar month, a pro rata portion of such month's rent shall be payable on the Commencement Date. Any rental adjustment to be made other than on the first day of the month shall be prorated on the basis of the number of days in the month.

          C. For the purposes of this Agreement, the term "Tenant's Proportionate Share" shall be defined as that fraction, the numerator of which is the number of rentable square feet of floor space in Tenant's demised Premises as set forth in Article 1. Premises, and the denominator of which
                                    --------
(the "Denominator") is the average of the aggregate number of total rentable square feet of floor space in Landlord's Building actually under lease to tenants during the Lease Year previous to the Lease Year in which Landlord's Operating Expense Estimate is to be effective (the "Average Occupancy Figure"). Notwithstanding the foregoing, in the event that the Average Occupancy Figure is less than ninety five percent (95%) of the total rentable square footage in Landlord's Building during any period in question, then in such event (i) the Denominator described hereinabove shall be then increased during such period in question to ninety five percent (95%) of the total rentable square footage in Landlord's Building, and (ii) those components of Operating Expenses which relate to and are incurred as a consequence of building tenant use and occupancy (including building maintenance and repair, janitorial and cleaning expenses, building management fees and costs, and tenant electric expenses) shall be increased on a pro rata basis from the actual levels at which they are incurred during any given Lease Year in question to the levels at which they would have been incurred had the Average Occupancy Figure been ninety five percent (95%) of the total square footage in Landlord's Building during the Lease Year in question.

          D. The term "Operating Expenses" shall include all operating and management expenses reasonably paid or incurred by Landlord for the operation of
(i) the entirety of Landlord's Building; (ii) the parking garage adjacent to Landlord's Building; and (iii) the grounds surrounding the Landlord's Building which are designed to be a part of the building area (all for convenience hereunder collectively referred to as the "Common Areas"), such

Operating Expenses being herein deemed to include, but not necessarily limited to, the following:

               1. Reasonable wages and salaries of all on-site personnel engaged in the actual physical operation and maintenance of Landlord's Building and the Common Areas, including Employer's Social Security Taxes and any other taxes which may be levied against Employer on such wages and salaries, but excluding salaries of executive personnel.

               2. Reasonable and customary managing agent's fees in accordance with any agreement between the Landlord or owner of the Common Areas and any managing agent (not to exceed five percent (5%) of gross rentals).

               3. The cost of all utilities, fuel charges and related utility costs and services attributable to all portions of Landlord's Building and the Common Areas, including, but not limited to, heating, hot water and heating fuel costs, all water and sewer charges, all common area and tenant occupation area electric charges and all other utility, fuel and related costs and charges, all exclusive of any such charges which are separately metered and separately charged to any tenant. Any such charges relative to the Common Areas which are attributable in part to Landlord's Building and in part to other buildings in the Long Wharf Maritime Center complex shall be allocated and charged among the buildings on a pro rata basis.

               4. All janitorial supplies and similar materials used in the operation and maintenance of the Landlord's Building and the Common Areas.

               5. All office supplies and similar materials used in the operation of the Landlord's Building and the Common Areas.

               6. The cost of all maintenance and all services incurred in the operation of Landlord's Building and the Common Areas and all service agreements pursuant thereto, including, but not limited to, protection and security service, window cleaning, tenant area and Common Area cleaning and janitorial service, plant and landscaping service, including maintenance of the grounds, plantings and re-plantings, elevator maintenance and repair, ice and snow removal, trash removal, parking garage cleaning and maintenance and all other similar maintenance and service expenses.

               7. Insurance premiums for liability, fire and hazard insurance for Landlord's Building and the Common Areas and the operation thereof, and insurance premiums for both Workers Compensation Insurance and Unemployment Compensation Insurance covering employees to the extent that their employment related activities are attributable to operation of Landlord's Building and the Common Areas.

               8. The cost of repairs, replacements and maintenance, whether performed pursuant to obligations under leases or otherwise, including but not limited to.

     replacement of plate and other window glass, repair and replacement of all heating and cooling units and systems, repair and replacement of any portion of the sprinkler system, restrooms and all plumbing facilities, all maintenance, repairs and replacements to the roof, exterior and interior walls, floors and covering of same in Common Areas. utility conduits, pumping stations and force mains, signs, elevators, sidewalks and steps, all building service equipment, lighting units and fixtures including bulbs and tubes. all other building fixtures and equipment, and, except to the extent they are covered by warrants or insurance, all other repairs, replacements and maintenance to Landlord's Building. Notwithstanding the foregoing, with respect to any repair, replacement or other expenditure which is characterized as a capital expenditure under generally accepted accounting principles, consistently applied ("GAAP"), such capital expenditure shall be includable within Operating Expenses only if (i) it constitutes a replacement of an existing class of installation item and
     (ii) is of a character or quality similar to the item being replaced or
     (iii) is either required by law first in effect after the Commencement Date or results in an actual reduction in Operating Expenses on an annualized basis. Any such includable capital expenditure shall be amortized on a straight-line basis over the useful life of such capital item being installed or replaced as determined under GAAP, and only that portion of the amortization of the cost of such capital item which falls within any year of the Initial Term or Renewal Term hereof shall be includable within Operating Expenses for the purposes of this provision.

               9. Notwithstanding anything to the contrary contained herein, Operating Expenses shall be exclusive of the following, which shall not be charged to Tenant:

                    (a) Items which are the direct responsibility of any tenant or are caused by the intentional or negligent acts of any such tenant, its agents, licensees or invitees and the costs of which are recovered from such tenant;

                    (b) Expenses of alterations to the Premises or Landlord's Building for the accommodation of a specific tenant or tenants, which expenses shall be borne by such tenants;

                    (c) All costs of leasing space in Landlord's Building and Garage including office expenditures, legal fees and broker's commissions;

                    (d) Costs actually covered by Landlord's insurance or other manner of reimbursement to the extent that payment is received by Landlord;

                    (e) Repairs or other work resulting from damage by fire, windstorm or other casualty covered by insurance in force, or by the exercise of eminent domain;

                    (f) Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or other occupants;

                    (g) Landlord's cost of electricity and other services that are sold to tenants and for which Landlord is reimbursed by tenants as an additional charge or rental over and above the rent payable under the lease with such tenant;

                    (h)  Depreciation and amortization of any kind;

                    (i) Interest on debt or amortization payments on any mortgage or mortgages and/or rentals under any ground lease or other underlying leases.

                    (j)  Work & Services. Leasehold improvements, alterations
                         ---------------
     and decorations or other work done for tenants of the building, and services (such as painting) performed for any tenant (including Tenant) of the building. whether at the expense of Landlord or such tenant, to the extent that such work or services are in excess of the work or services which Landlord is required to furnish to Tenant under this Lease at Landlord's expense.

                    (k)  Promotional Expenses. Advertising and promotional
                         --------------------
     expenditures or contributions or gifts.

                    (l)  Defects & Legal Requirements. Costs incurred in
                         ----------------------------
     connection with (i) correction of any defects in the construction of any portion of the building, and (ii) compliance with any requirement of law, ordinance, order, rule or regulation of any public authority having jurisdiction in effect during and applicable during the initial construction and equipping of the building.

                    (m)  Financing Costs. Financing and refinancing costs in
                         ---------------
     respect of any mortgage placed upon the property, including points and commissions in connection therewith.

                    (n)  Interest & Penalties. Interest or penalties for any
                         --------------------
     late payments by Landlord.

                    (o)  Judgments. Costs (including, without limitation,
                         ---------
     attorneys' fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability.

                    (p)  Non-allocable Costs. Compensation paid to any building
                         -------------------
     employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Landlord's Building.

                    (q)  Taxes. Estate, franchise, succession. inheritance,
                         -----
     profit, gross receipts, rental, capital gains, and transfer taxes imposed upon Landlord, the building or the land.

                    (r)  Brokerage Commissions. Leasing and brokerage fees and
                         ---------------------
     commissions.

                    (s)  Building Additions. Costs (including increased taxes
                         ------------------
     and operating costs) of any additions to the building after the original construction.

                    (t)  Fire & Casualty. Costs of rep airs 6r replacements
                         ---------------
     incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain whether or not insurance proceeds or a condemnation award are recovered or adequate for such purposes.

                    (u)  Overtime Charges. Costs of any heating, ventilating,
                         ----------------
     air conditioning, janitorial or other building services provided to other tenants during other than operating hours.

                    (v)  Salaries & Fringes. Salaries and fringe benefits of
                         ------------------
     personnel above the grade of building manager.

                    (w)  Air Rights. Any expenditures on account of Landlord's
                         ----------
     acquisition of air or similar development rights.

                    (x)  Insurance Proceeds. There shall be deducted from
                         ------------------
     operating costs an amount equal to all amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which (i) previously were included in Operating Expenses hereunder, (ii) are included in Operating Expenses for the operating year in which the insurance proceeds are received or (iii) will be included as Operating Expenses in a subsequent operating year.

                    (y)  Licenses & Permits. Costs and expenses of governmental
                         ------------------
     licenses and permits, or renewals thereof, unless the same are for governmental licenses or permits normal to the operation or maintenance of the land or building.

                    (z)  Other Properties. Costs of any work or service
                         ----------------
     performed for any facility or property other than the building.

                    (aa) Reimbursables. All amounts received by Landlord
                         -------------
     through the sale or charge for overtime or similar services provided to tenants the cost of which service is included in Operating Expenses.

                    (bb) Rebates and Credits. Rebates. credits and similar items
                         -------------------
     of which Landlord receives the benefit.

          E. The term "Property Taxes" shall include all property taxes, assessments. levies, impositions and governmental charges of every sort whatsoever which are levied or charged on either an ad valorem or specific basis against real estate or personal property and any and all other similar taxes and assessments attributable to Landlord's Building and the Common Areas, including taxes on all personal property, equipment, furnishings, etc. included in, pertaining to, or used in maintaining and operating Landlord's Building and the Common Areas. Notwithstanding the foregoing, Property Taxes shall not include
(i) federal, state or local income taxes; (ii) franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes; or (iii) penalties or interest for late payment of real estate or personal property taxes. Landlord covenants that it shall pay all taxes due and owing upon their due date or within any applicable period of grace prior to imposition of interest or liens.

          In the event that Landlord or owner of the Common Areas elects to contest any such assessment, and is successful in reducing any such property tax assessment, Tenant shall be entitled to a proportionate reduction in any amounts paid by Tenant relating to the portion of the assessment that was so reduced (less reasonable costs, expenses and attorney's fees relating to such contest) to the extent such amount is recoverable and recovered by Landlord or its successors, if any payments have been made with respect thereto at such time. In the event that Landlord has not in fact paid any amounts collected from Tenant with respect to such reduced assessment, then Tenant shall be entitled to a return of its Proportionate Share of any attendant property tax savings (less the costs, expenses and attorney's fees relating to such contest) by a pro rata reduction in its monthly payments during ensuing Lease Year. In the event that tenants of Landlord's Building leasing forty percent (40%) or more of the rentable area thereof shall request in writing that Landlord commence and prosecute an appeal of the ad valorem assessment of Landlord's Building, for local real property tax purposes, then in such event Landlord agrees that it shall diligently undertake and prosecute such appeal in accordance with the relevant provisions of the Connecticut General Statutes appertaining. In addition to the foregoing, in the event that Tenant shall separately apply for and obtain any abatement of real property taxes directly attributable to the specific scientific manner of use and occupancy of the Premises on the part of Tenant, then in such event Tenant shall be entitled to a credit against payment of rent hereunder to the extent of such abatement on a dollar for dollar basis as and where such abatement shall result in a reduction in and to the real property taxes otherwise to be paid by Landlord as owner of Landlord's Building hereunder.

          F. All payments of rent provided for herein shall be payable in advance on the first day of each month during the Term, and shall be due and payable in fill without off-set or deduction of any kind unless specifically provided for herein or otherwise agreed upon by Landlord.

     5.   Covenants of Landlord.
          ---------------------

          A. Landlord covenants with Tenant that Landlord has good right to lease said Premises in the manner aforesaid. Tenant shall be entitled (Tenant keeping all of the covenants to be kept and performed on the part of Tenant, as contained herein) to occupy possess and quietly enjoy said Premises during the Term aforesaid, without hindrance or molestation from Landlord or any person claiming by, from or under Landlord.

          B. Landlord covenants to operate and maintain Landlord's Building and Areas as a first class office building and structure in accordance with the standards for office buildings in the greater New Haven area.

     6.   Covenants of Tenant.
          -------------------

          A. Tenant covenants with Landlord to hire said Premises and to pay the rent therefor as aforesaid. that Tenant will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same, nor use the same for any purpose but that hereinbefore authorized, but will deliver up the same at the expiration or sooner termination of Tenant's tenancy, in as good condition as they are at the time of completion of Tenant Improvements, as defined hereinafter, reasonable wear and tear and damage by fire or other insurable casualty excepted.

          B. Tenant covenants to operate Tenant's business in said leased Premises in accordance with the laws and regulations of the United States and of the State of Connecticut, and the by-laws, rules, regulations and ordinances of the City of New Haven, so far as the same relate to the conduct of Tenant's business; and Tenant further covenants and agrees to comply with all provisions of any fire, public liability, or other insurance policies upon Landlord's Building upon notice of same to Tenant. The Tenant shall save and hold the Landlord harmless from and against all fines, penalties and costs incurred because of Tenant's violation of or noncompliance with the terms of this paragraph, including the cost of defending against any such fines, penalties or costs. In the event of such noncompliance by the Tenant in any particularity, and if the Tenant has not taken any legal steps in good faith to determine if it has failed to comply, the Landlord may, but shall not be obliged to, take the necessary steps to correct such noncompliance, including the expenditure of funds, and in such event the Tenant will reimburse the Landlord on demand for all such sums expended and for all other costs, including reasonable legal fees, incurred by the Landlord in correcting such noncompliance.

          C. The Tenant further agrees to keep said Premises and all parts thereof in a clean and sanitary condition and free from excess accumulation of trash; inflammable material; medical waste; hazardous materials and hazardous waste (as such terms are defined under Connecticut law and regulation); and other dangerous or hazardous matter. Any water and wash closets and other plumbing fixtures available for use by the Tenant shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, or other substances shall be deposited therein. After the Commencement Date and excepting any "punch list" items yet to be performed by Landlord, the Tenant will bear the expense of all interior painting and will perform and make all interior maintenance and repairs (excluding structural repairs and repairs to the HVAC and other mechanical and utility systems) necessary to keep the interior of the Premises in good order and condition, ordinary wear and tear and damage by fire or other insurable casualty excepted. Tenant, at Tenant's sole cost, shall be responsible for the provision of janitorial and other services beyond that customarily provided by Landlord as contained in Landlord's Service Letter, set forth as Exhibit C hereto, if such are elected by Tenant or are made necessary by Tenant's use of the Premises and are required for the proper maintenance of the Premises. In the event Tenant fails to maintain and repair the interior of the Premises in accordance with the foregoing, Landlord may, upon reasonable notice, enter upon the Premises, do the necessary maintenance work, or make the necessary repairs, and charge Tenant a reasonable amount therefor as additional rent If any such repairs are covered by Tenant's insurance policy or policies, Landlord shall receive, by assignment or otherwise, all proceeds of such insurance sufficient to pay for such repairs and maintenance performed at Landlord's cost and expense, the remainder, if any, to be received by Tenant.

          D. Tenant covenants and agrees that Tenant shall not make or erect any improvements, alterations, replacements, additions or accessions or any Tenant Improvements (as defined hereinafter) in any manner whatsoever to Landlord's Building or to the Premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed. For the purposes of this Agreement "Tenant Improvements" shall include and be defined to mean all work, other than Landlord's Work (as defined in paragraph 14. hereof) required to be done in preparing the demised Premises so that it may be operated for business, as well as all alterations, decorations, installations, additions or improvements to the demised Premises occurring thereafter, excluding, however, Tenant's furniture, furnishings, equipment, trade fixtures, decorations and the like. Tenant covenants and agrees that all such Tenant Improvements shall be done at Tenant's full cost and expense, shall comply with all applicable governmental regulations, shall be done only by contractors, subcontractors and mechanics with respect to whom Landlord has consented, and shall be done in a manner which will assure labor harmony at the site. Tenant agrees to provide Landlord copies of all plans and specifications for such Tenant Improvements and with the name of the general contractor and, if known, names of any subcontractors and mechanics who are to perform such work at least fifteen (15) days in advance of the commencement of any such work. Landlord shall, within seven (7) days of receipt of such notice from Tenant, notify Tenant as to whether Landlord consents to such plans, specifications, contractors, subcontractors, etc., which consent shall not be unreasonably withheld, or whether such consent is withheld, in which case Tenant's contemplated construction shall not commence. Notwithstanding the aforesaid, Landlord's consent to Tenant's plans, specifications, contractors, subcontractors, etc. shall not be construed as Landlord's consent to Tenant causing work to be done in the demised Premises in a manner or under conditions which entitle the person doing the work or furnishing the materials to a mechanic's or materialmen's lien. As a condition precedent to Landlord's consent to the making by Tenant of such Tenant Improvements to the demised Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens or other liens upon the real property in which the demised Premises are located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers who contract for or intend to perform such work. Notwithstanding the foregoing, if any mechanic's lien or other lien is filed against the demised Premises or the Landlord's Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's expense, by filing the bond required by law, or by payment or otherwise. If any such mechanic's or other liens be filed against the land, the Landlord's Building or the Premises and Tenant fails to discharge same within twenty (20) days after such filing, then in addition to any other right or remedy of the Landlord, the Landlord may, but without obligation to do so, discharge the same by bonding or by paying the amount claimed to be due. Any amount paid by the Landlord for the satisfaction of any such lien and all reasonable legal and other costs incurred by Landlord in procuring such discharge shall be payable by the Tenant to Landlord as Additional Rent. Tenant covenants and agrees to indemnify Landlord and hold Landlord harmless of and from any and all claims, costs, suits, damages and liability whatsoever arising out of or as a result of any such work done by Tenant or Tenant's contractors, subcontractors, agents or employees, including reasonable attorney's fees for the defense thereof. Landlord shall not be liable for any failure of any building facilities or services caused by alterations, installations and/or additions by Tenant, and Tenant shall promptly correct any such failure. In the event Tenant shall not promptly correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed Additional Rent and shall be paid by Tenant promptly upon being billed therefor.

          Prior to commencing any work pursuant to the provisions of this Lease Agreement, Tenant shall additionally furnish to Landlord: (i) copies of all governmental permits and authorizations which may be required in connection with such work; (ii) a certificate evidencing that Tenant (or Tenant's agents or contractors) has (have) procured workers compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant or Landlord's Building; and (iii) such additional personal injury and property damage insurance as Landlord may reasonably require because of the nature of the work to be done by Tenant.

          All Tenant Improvements upon the Premises and any replacements therefor, made by either party, including all paneling, decorations, partitions, railings, furniture and movable trade fixtures shall remain the property of Tenant and may be removed at the conclusion of this Lease by Tenant, provided that (i) Tenant shall not be in default hereof at such time in any material respect and (ii) Tenant, at the Tenant's expense, shall restore said Premises to their preexisting condition as at the time of initial occupancy by Tenant after completion of all initial construction work, as if no further erections, alterations, additions and improvements had been made, ordinary wear and tear and damage by fire or other insurable casualty excepted.

          E. Tenant covenants and agrees that the installation of signs, graphics or other advertisements shall be made only upon consent of Landlord, which consent may be withheld at the sole discretion of Landlord due to the first class nature and character of the building. Further, Tenant covenants that any such signs, graphics or other advertisements to which Landlord may consent shall be consistent with the laws of the City of New Haven and State of Connecticut and the rules and regulations established by the Landlord for the Landlord's Building and shall be at the sole cost of Tenant.

     7.   Default. Tenant shall be in default hereof if Landlord shall not be in
          -------
actual receipt of any installment of Base Rent within ten (10) days after the date when same shall be due and payable, without necessity of notice or demand to or upon Tenant to pay same. If Tenant defaults in fulfilling any of the remaining terms, conditions or covenants of this Lease, other than the covenants for the payment of Base Rent or additional rent, then, in any one or more of such events, upon Landlord serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty
(30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period and if Tenant shall not have diligently commenced to take action towards curing such default within such thirty (30) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, Landlord may serve a written thirty (30) days notice of cancellation of this Lease upon Tenant, and upon the expiration of said thirty (30) days, this Lease and the Term hereof shall end and expire and terminate as fully and completely as if the date of expiration of such thirty (30) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof and Tenant shall then quit and surrender the demised Premises to Landlord but Tenant shall remain liable as hereinafter provided. If any installment of Base Rent or additional rent shall not be received by Landlord upon the due date thereof or within the applicable grace period as aforesaid; or if Tenant shall fail to perform and fulfill any and/or all of the covenants or the provisions or any of them herein contained to be performed by said Tenant after notice from Landlord as aforesaid, then in either or any of such events this Lease shall thereupon, by virtue of this express stipulation, expire and terminate, and Landlord may recover possession thereof in the same manner prescribed by the statute relating to Summary Process, it being understood and agreed that no demand for the rent and no re-entry for condition broken, as at common law, shall be necessary to enable the Landlord to recover such possession pursuant to the statute relating to Summary Process, but that all right to any such demand or any such re-entry is expressly waived by the Tenant except that Tenant shall be entitled to all rights to any notice to quit possession as required by the statute relating to Summary Process.

     8.   Termination.
          -----------

          A. In the event that this Lease shall terminate upon the Tenant's default as aforesaid and/or Landlord shall obtain possession by Summary Process, then at any time thereafter the Landlord shall have the right to relet the Premises or any part thereof for such period (including a period running beyond the last day of the Term), for such rentals and upon such terms and conditions as the Landlord may deem advisable and the Tenant shall pay to the Landlord the expenses incurred by the Landlord in obtaining possession of the Premises. including reasonable attorneys' fees, and shall pay such expenses as the Landlord may incur in putting the Premises in good order and condition, and all commissions and fees which shall be incurred by the Landlord in connection with the reletting of the Premises.

          B. Upon such termination, and per this express provision, Tenant further agrees to pay to the Landlord each month during the balance of the then applicable Term, and at the time fixed in this Lease for payment of monthly installments of rentals, a sum equal to the monthly rentals herein reserved plus interest on any payment made more than ten (10) days after the due date computed at ten percent (10%) per annum, plus all other payments provided for herein to be paid by the Tenant which are then due and payable, less any net proceeds which may be received for such month from the reletting of the Premises. Landlord shall make reasonable efforts to relet the Premises, but shall in no event be liable for failure to so relet. The Landlord shall be entitled to apply the net proceeds of reletting first to the payment of the Landlord's costs and expenses above mentioned. The Landlord may sue for and enforce the collection of such amount which may be due at the expiration of each quarter or from time to time as the deficiencies between the sums due as aforesaid and the net proceeds from reletting are determined by the Landlord, and the Tenant expressly agrees that any such action or proceeding shall not be a bar or prejudice in any way to the rights of the Landlord to enforce the collection of the amount due at the end of any future quarter or period by a like or similar action or proceeding.

          C. Landlord, at its election, may collect from the Tenant and the Tenant shall pay in lieu of the sums becoming due under the provisions of
Article 8.B. above, an amount equal to the excess of the aggregate of the Base Rent and other charges reserved hereunder for (what would, in the absence of the aforesaid termination, be) the unexpired portion of the Term of this Lease, over the then fair rental value of the Premises, if any, for the same period, both discounted at the rate of eight percent (8%) per annum to then present worth. Such sum shall be payable in addition to and not in lieu of amounts due under
Article 8.A. above and any amounts owed pursuant to the terms of this Lease for any period prior to termination as aforesaid. In determining the fair rental value of the Premises, the rental realized by any reletting shall be deemed prima facie evidence thereof. Landlord agrees to make commercially reasonable efforts to mitigate any damages accruing from any default on the part of Tenant.

          D. On termination of this Lease, in any way, Tenant will yield up the Premises to Landlord broom clean and in good condition (ordinary wear and tear and damage by fire or other insurable casualty excepted) and deliver the keys to the Landlord at the Premises.

          Tenant hereby grants to and confers upon Landlord the right, but without any obligation to so do, to remove from the Premises all Tenant's property remaining in the Premises after the termination of the Lease; to store the same at Tenant's expense and risk; and to sell said effects upon five (5) days written notice to Tenant. after the passage of thirty (30) days from the date of termination of this Lease, the proceeds of which shall belong to Landlord as liquidated damages for Tenant's failure to remove said effects.

     9.   Holding Over. It is further mutually agreed that no holding over by
          ------------
the Tenant shall operate to renew this Lease without the written consent of the Landlord. If the Tenant shall hold over said Premises beyond the period above specified for the termination of this Lease. Landlord may at its option; (i) elect to treat Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against Tenant provided for herein in the event of default or as otherwise provided by law in this situation or (ii) Landlord may elect to construe such holding over as a tenancy from month to month subject to the same terms and pursuant to the same stipulations, covenants and agreements as are herein contained except the duration thereof and, except the monthly rent payable shall be equal to one hundred fifty percent (150%) of the monthly rent at the end of the Term, in addition to all of the other payments required to be made by Tenant under this Lease for Operating Expenses, Property Taxes, etc.

     10.  Damage or Destruction of Premises.
          ---------------------------------

          A.   Partial Damage. If the Premises are partially damaged by fire or
               --------------
other causes during the Term hereof (meaning that less than 50% of the Premises are so damaged), or if the Premises are more than fifty percent (50%) damaged but such damage is confined to the Premises or to the floor on which the Premises are located, Landlord shall promptly and diligently cause the Premises to be repaired and restored at Landlord's expense. If the Premises shall be rendered partially or wholly untenantable under reasonable commercial office standards by reason of such partial damage, and unless such damage shall be caused by the gross negligence or willful misconduct of Tenant, then in such event abatement shall be made to Tenant from the rent corresponding with the time during which the Premises cannot be used and for that portion of the Premises that cannot be used by Tenant after damage occurring as aforesaid. If the Premises remain generally tenantable under reasonable commercial office standards notwithstanding such damage, then Tenant shall not be entitled to any abatement in the rent.

          B.   Total Destruction. In the event of the total destruction of the
               -----------------
Premises by fire or other causes, this Lease shall cease and come to an end, and Tenant shall be liable for rent only up to the time of such total destruction, Landlord being entitled to receive the proceeds of any insurance owned by Landlord covering the Premises and thereafter there shall be no liability on the part of Landlord or Tenant for such termination.

          C.   Substantial Destruction. In addition to the provisions of
               -----------------------
paragraph 1 0.A. hereof, if the Premises are substantially damaged (meaning more than partially damaged but less than totally damaged) by fire or other causes, and the event of damage shall not be confined to the Premises or to the floor on which the Premises are located, Landlord shall thereupon have the option whether such damage shall be repaired or the Premises shall be rebuilt. In the event that Landlord shall decide not to repair or rebuild, this Lease shall then and thereupon cease and come to an end, Landlord shall be entitled to the proceeds of all insurance covering the Premises and Tenant shall be liable for rent only up to the time of such damage, and thereafter there shall be no further liability on the part of the parties hereto by reason of such termination. Tenant shall promptly surrender possession of the Premises to Landlord.

          If in the event of such substantial damage, Landlord shall decide that the Premises shall be repaired and rebuilt following a fire or other cause, Landlord shall give Tenant notice thereof within thirty (30) days after receiving notice of such damage, and the Premises shall be repaired by Landlord diligently and with reasonable dispatch. If Landlord shall fail to substantially complete and repair within nine (9) months of such notice (subject to extension due to conditions of force majeure), the Tenant shall have the option to cancel this Lease by providing written notice to Landlord and all obligations of the parties shall thereupon cease and terminate. Unless such damage shall be caused by the gross negligence or willful misconduct of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall receive an abatement in the rental payments otherwise due which abatement shall correspond with the term during which and the extent to which the Premises cannot be used by Tenant for the uses and purposes contemplated by this Lease. Tenant recognizes that there may be from time to time a mortgage or mortgages covering the Premises and the foregoing options with respect to repairing and rebuilding are all subject to any mortgagee on any current or future mortgage agreeing to allow the Premises to be repaired and/or rebuilt under the terms of any such mortgage.

          D.   DeMinimis Damage. If the Premises are insubstantially or not
               ----------------
materially damaged by fire or other causes, Landlord shall be obligated to promptly repair such damage, Landlord being entitled to receipt of all insurance proceeds covering the Premises, and Tenant shall remain in possession without rental abatement.

          E.   No Set-Off. The rent hereunder shall in no case be withheld or
               ----------
diminished on account of any defect in the Premises or in Landlord's Building, any change in the condition thereof, any damage occurring thereto, or the existence with respect thereto of any violations of the laws or regulations of any governmental authority except as otherwise specifically provided herein.

     11.  Insolvency of Tenant, etc.   If at any time during the Term of this
          -------------------------
Lease, Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for Tenant, or if Tenant shall dissolve or liquidate or any proceedings shall be commenced or instituted by the Tenant for such purpose and same shall not be dismissed, or if action shall be brought for the appointment of a receiver or trustee for the property of Tenant, for whatever reason, then Landlord may, at Landlord's option, terminate this Lease. The exercise of such option shall be evidenced by notice to that effect served upon the Tenant, or upon any assignee, receiver, trustee or any person in charge of Tenant's estate (with a copy to Tenant), but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of Tenant, or Tenant's legal representative.

     12.  (Intentionally Omitted)

     13.  Mortgages. The Tenant covenants and agrees that this Lease is subject
          ---------
to and is hereby subordinated to all present mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. with respect to any such present mortgages or deeds of trust, Landlord agrees to make good faith, reasonable efforts to obtain a non-disturbance provision in favor of Tenant. The Tenant agrees to execute, at no expense to the Landlord any instrument which may be deemed necessary or desirable by the Landlord to evidence the subordination of this Lease Agreement to any such mortgage or deed of trust. The Tenant hereby agrees that, if the Landlord makes a demand by certified mail, return receipt requested, for execution of such an instrument, and thirty (30) days elapse without delivery of such an executed instrument, the Landlord shall have the right and power as agent of the Tenant pursuant to an irrevocable power of attorney, coupled with an interest, hereby granted to Landlord to execute any and all such instruments, and such instruments executed by the Landlord as Tenant's agent shall have the same effect, and be as binding upon the Tenant as if they were only executed by the Tenant itself. Tenant further covenants and agrees that this Lease shall be subject to and subordinated to all future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part, provided that the lender or mortgagee with respect to any such mortgage or deed or trust shall agree in writing, so long as Tenant is not in default of its obligations hereunder, not to disturb the occupancy of Tenant under the terms of this Lease. Tenant agrees to act in all good faith in entering into and executing any subordination, non-disturbance, attornment, and estoppel agreement with any lender of Landlord's Building to evidence the foregoing subordination and non-disturbance provisions.

     14.  Construction.
          ------------

          A. Landlord shall, at the sole cost and expense of Tenant as described hereinafter, provide and construct (or cause its contractor to provide and construct) certain improvements within and to the Premises in accordance with the plans and specifications therefor (the "Plans") as agreed upon by Landlord and Tenant (all such work being hereinafter referred to as "Landlord's Work'"). Landlord's Work shall be accomplished in accordance with the Plans and in compliance with all federal, state and local building codes and ordinances. Tenant shall also be responsible at its own cost and expense for acquisition and installation of all trade fixtures and other trade installations necessary for the conduct of Tenant's business; all telephone, telecommunication and data line costs and installation expenses; and all moving and relocation expenses.

          Landlord (or its contractor) shall provide construction management services and oversight in connection with the construction and completion of Landlord's Work in accordance with this Article 14. Landlord covenants with Tenant that (i) all of Landlord's Work shall be performed by contractors and subcontractors chosen by Landlord and Tenant by mutual agreement (or where applicable recommended by Tenant or its representatives) on a "lowest responsible bid" basis; (ii) with respect to each component of Landlord's Work, three (3) bids will be sought for all such work except under any unusual circumstances whereunder Landlord and Tenant shall agree that three (3) bids are not necessary or appropriate; (iii) each component of Landlord's Work shall be awarded to the lowest responsible bidder unless Landlord and Tenant otherwise agree in writing; and (iv) Landlord or its contractor serving as construction manager shall be entitled to a fee for general conditions and overhead and profit in the aggregate sum of fifteen percent (15%) of the total final project cost for all of Landlord's Work (the "Total Cost"). Landlord's Work shall not commence until the Total Cost for such work is determined per the foregoing procedure and communicated to Tenant in writing and Tenant agrees thereupon in writing to be bound hereunder to such Total Cost. Tenant's Cost shall in no event exceed a Guaranteed Maximum Price (the "GMP") in an amount to be mutually agreed upon by Landlord and Tenant after reviewing all bids for Landlord's Work. Landlord and Tenant agree to negotiate in good faith on the GMP so that Landlord's Work can be constructed at reasonably competitive prices, with neither party obligated to employ any particular contractor or subcontractor. If Landlord and Tenant are unable to agree upon the GMP on or before January ~ 1, 1997, then either Landlord or Tenant may terminate this Lease upon five (5) days notice to the other, and., unless within such 5-day period Landlord and Tenant shall agree on a GMP, this Lease shall terminate with no further liability of either party. When Landlord and Tenant shall finally agree on the Total Cost and GMP for Landlord's Work, Landlord or its contractor shall thereupon immediately cause commencement of Landlord's Work and shall thereafter cause the completion thereof in accordance with this Article 14.

          If Landlord is selected by mutual agreement of the parties to serve as construction manager per this Article 14., Landlord or its contractor shall cause Landlord's Work to be performed in accordance with the Plans and in good, workmanlike manner. Landlord shall bill Tenant for the cost of all such Landlord's Work in installments from time to time as the work progresses by way of written invoices in reasonable detail so as to evidence the work completed. Tenant shall pay all such invoices in fill without retainage within ten (10) days after receipt thereof.

          B. If Landlord is selected by mutual agreement of the parties to serve as construction manager per this Article 14., Landlord agrees to cause the Premises and all of Landlord's Work to be Substantially Complete within eight
(8) calendar weeks after Tenant has provided final and complete Plans to Landlord in form and manner so as to allow construction to be commenced and to be completed in accordance with applicable building codes, laws and regulations and after Tenant has authorized Landlord in writing to commence construction in accordance therewith as a consequence of agreement as to the Plans and as to the GMP (the "Construction Commencement Date"). The Premises shall be Substantially Complete when all of the following shall have occurred:

     1. There shall have been issued by the appropriate authorities in the City of New Haven such certificate or certificates as may be required m order that the Premises may be lawfully occupied by Tenant in accordance with the approved plans and specifications for the building and the leasehold improvements.

     2. The leasehold improvements and base building core and shall have been fully completed except for minor punch list items that do not adversely affect the use and occupancy of the Premises for the normal conduct of Tenant's business and do not adversely detract from the overall aesthetic appearance of the Premises; Landlord shall diligently complete all such unfinished work as soon as reasonably practicable.

     3.   The Premises are free from debris, floors level and broom clean.

     4. The HVAC, passenger and freight elevators and utility and plumbing systems (including telephone trunk lines to the Premises) for the Premises, the lobby and all common and public areas of floors to be occupied by Tenant are substantially completed, operating and balanced in accordance with the approved plans and specifications.

     5. All facilities and systems servicing the building and passing through the Premises or any part thereof shall have been enclosed and no access through the Premises, which will interfere with or adversely affect Tenant's use thereof, is required to complete the same, and the work remaining to be done in the building shall be of such nature as will not materially and adversely interfere in a substantial and continuing manner with Tenant's use and occupancy of the Premises for the normal conduct of its business.

     6. All walls exposed to elevator lobbies on all floors to be occupied in whole or m part by Tenant and other public or common areas on such floors shall have been substantially completed.

     7. All rooms located in the building core on all floors to be occupied in whole or in part by Tenant, including mechanical rooms, toilet rooms, electrical closets, janitor closets, freight elevator anterooms, lobbies and elevator cars, and stairways, shall have been substantially completed with the building standard finishes, fixtures and accessories corresponding to each particular core area.

     In the event that Landlord shall fail to cause the Premises to be Substantially Complete within eight (8) calendar weeks after the Construction Commencement Date, then in such event the Term Commencement Date shall be deemed to have been extended on a day to day basis corresponding with the number of days beyond the foregoing 8-week period that the Premises shall fail to be Substantially Complete. In such event the parties shall execute a memorandum supplemental hereto that shall stipulate the amended Term Commencement Date, and all dates in this Lease Agreement which are dependent for their calculation upon a determination for the Term Commencement Date shall be deemed amended in accordance therewith.

          C. Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or patent defects in the Premises within thirty (30) days after Tenant has taken possession of the Premises and Tenant shall give Landlord written notice of any latent defects in the Premises within thirty (30) days of Tenant's discovery of same. Landlord shall complete said work and/or remedy such unsatisfactory conditions or defects within a reasonable period of time subject to conditions of force majeure. The existence of any in complete work of a "punch-list" nature, unsatisfactory conditions or defects as aforesaid shall not effect the Term Commencement Date or the obligation of Tenant to commence payment of Base Rent and all other charges hereunder.

          D. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the building, the Premises, the land upon which the building is constructed, or any other matter or thing affecting or related to the building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

     15.  Maintenance of Premises. The Tenant agrees that Tenant shall be
          -------------- --------
responsible, at Tenant's sole expense, for all maintenance, repairs and replacements resulting from damage to any part of Landlord's Building or grounds, or of the Premises, including any fixtures or improvements thereupon, regardless of whether such improvements were made by Landlord or Tenant, in all cases where such damage results solely from the negligent act of Tenant or from. such act of the agents, employees, licensees or business invitees of Tenant conducted within the Premises. Such maintenance, repair and/or replacement shall be made with due diligence taking into account the nature of such repair or replacement by either Landlord or Tenant or their respective contractors, subcontractors or agents, as Landlord shall direct in its sole discretion. In the event that Landlord shall elect to make such repairs, all insurance proceeds, if any, shall be paid or assigned to Landlord.

     All other maintenance, repairs and replacements to the Landlord's Building or grounds or to the Premises including fixtures and improvements (other than such matters which are the responsibility of other tenants in Landlord's Building in accordance with the terms of their lease) shall be performed by Landlord and shall be to the extent applicable, included within Operating Expenses. Landlord agrees to cause maintenance and repair work described in this
Article 15. and cleaning, janitorial and similar services described hereinafter in Article 16., as nearly as practicable given the nature of the repair or service, to be performed other than during regular business hours and in a manner so as to minimize disruption of Tenant's business operation.

     16.  Services. Landlord shall provide the following of a quality consistent
          --------
with Class A office space: (a) reasonable heating and air conditioning during business hours and days as hereinafter defined, provided that Tenant shall comply with all reasonable requests of Landlord relating to heating and air conditioning of the Premises; (b) at least four (4) automatic passenger elevators; (c) cause the Common Areas of the building in which the Premises are located to be kept reasonably clean; (d) cleaning and janitorial services Monday through Friday in accordance with Exhibit C which is attached hereto and made a part hereof; (e) electricity to all lights and outlets; (f) all other services reflected in paragraph 4.D. forming a part of Operating Expenses and not specifically set forth otherwise in this paragraph; and (g) building standard directory and exterior door signage (the latter at Tenant's cost). Business hours for Landlord's Building shall be between the hours of 8:00 a.m. and 6:00 p.m. Mondays through Fridays, and 8:00 am. to 12:00 noon on Saturdays, but there shall be excluded from business days Connecticut and U.S. holidays that are normally observed by general business offices, except that Tenant shall have access to the Landlord's Building and shall have use of the Premises at all times, provided that such use is at all times in accord with Article 2. hereof. Landlord shall not be liable to Tenant or anyone claiming under Tenant for the cessation of any such service rendered to the Premises or Landlord's Building pursuant to the terms of this Lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, difficulties in obtaining fuel, water, electrical service or supplies, or for any cause beyond the Landlord's control. Notwithstanding the foregoing, in the event that use and occupancy of the Premises by Tenant becomes commercially unreasonable due to any of the foregoing circumstances, and remains so for a period in excess of three (3) business days, then in such event the rent reserved hereunder shall abate commencing with the fourth such day and shall remain abated until such time that the foregoing circumstances are remedied, thereby allowing resumption of commercially reasonable use and occupancy of the Premises.

     17.  Service Charges. Except as otherwise may be provided herein in
          ---------------
Article 4.D., Tenant, at its expense, shall be responsible for provision for and payment of certain services otherwise not included within the scope of Operating Expenses including, for example, telephone service, data transmission services and facsimile and internet services.

     18.  Extra Services and Utilities.
          ----------------------------

          A. Landlord will attempt, upon receipt of reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional services and utilities to the Premises on days and at times other than as above provided. Tenant agrees to reimburse Landlord for the reasonable costs of any such additional services and utilities and, if Tenant avails itself of such services or utilities without notice to Landlord, Landlord may impose a charge therefor.

          B. In addition to the foregoing, in the event that actually metered electrical consumption by Tenant for operation of lights, plugs, computers, diagnostic and other equipment, laboratory equipment and other facilities used by Tenant in the Premises (such Premises encompassing and being the entire tenant occupied area of the 11th floor of Landlord's Building) shall exceed the average electrical consumption in Landlord's Building actually experienced and metered on all other office tenant occupied floors of Landlord's Building (being floors two through fourteen of Landlord's Building). then in such event (and only in such event) Tenant shall be charged for such excess consumption based upon the metering of the 11th floor electrical usage by Tenant. Such charges shall be determined by actually metered consumption utilizing the actual rates charged by the United Illuminating Company (or any successor thereto) and shall fairly take into account only any such metered usage by Tenant on the 11th floor that shall exceed the average metered usage on all other office tenant floors described hereinabove. Any charges incurred pursuant to this paragraph shall be deemed Additional Rent and shall, after the first Lease Year hereof; be reconciled as to any such excess consumption charges by accounting and billing within one hundred twenty (120) days after the end of calendar year 1997 in accordance with procedures described in Article 4.B. hereinabove. Commencing with calendar year 1998, and continuing thereafter during each Lease Year hereof, charges for excess consumption shall be estimated based upon previous year metered excess consumption, paid on a monthly basis as Additional Rent and reconciled after the conclusion of each Lease Year in the manner described in said Article 4.B.

     19.  Insurance.
          ---------

          A. Tenant will secure and carry at its own expense throughout the Term hereof a public liability policy with a company authorized to do business in the State of Connecticut, insuring Tenant and Landlord, as their interests may appear, against any claims based on bodily injury (including death) arising out of the use of said Premises by Tenant, such policy to insure against any claim up to Two Million Dollars ($2,000,000) in the case of one person receiving bodily injuries or in the case of the death of one person and up to Two Million Dollars ($2,000,000) in the case of any one accident involving bodily injury (including death) of more than one person, and insuring Landlord and Tenant against any claims for damage to property up to an amount of Five Hundred Thousand Dollars ($500,000). Tenant agrees to keep, maintain and pay for throughout the Term hereof a Tenant's Fire Insurance Policy on its property in the Premises. In the case of the failure of Tenant to carry such insurance, Landlord may effect such insurance and in such case any premiums paid by Landlord for such insurance shall be forthwith due and payable from Tenant to Landlord as additional rent with interest thereon at ten percent (10%) per annum, or if lesser, the maximum amount allowable by law. Tenant will furnish to Landlord at the beginning of the Term hereof and thereafter on an annual basis a certificate of insurance showing that these policies are in full force and effect, that they cannot be cancelled or terminated or adversely changed without thirty (30) days prior written notice to the Landlord (ten (10) days in the event of non-payment of premium), and that they include the Landlord as an additional named insured, as its interests may appear.

          All proceeds of insurance paid upon policies owned by Tenant and on account of damage to property of Tenant shall at all times be paid to and shall be the exclusive property of Tenant.

          B. Landlord will secure and carry at its own expense throughout the Term hereof (i) a public liability policy with a company authorized to do business in the State of Connecticut, insuring against all claims based on bodily injury (including death) arising out of the use of said Premises and Common Areas by Tenant, such policy to insure against any claim up to Two Million Dollars (S2, 000,000) in the case of one person receiving bodily injuries or in the case of the death of one person and up to Two Million Dollars ($2,000,000) in the case of any one accident involving bodily injury (including death) of more than one person; and (ii) a policy or policies of fire and extended "all risk" hazard insurance insuring Landlord's Building and all tenant improvements and fixtures therein to the full replacement cost thereof. Landlord shall deliver to Tenant upon request a certificate evidencing such coverages.

          C. Notwithstanding any other provision of this Lease, each party hereby waives any and all rights to recover against the other or against the officers, employees, agents, representatives, customers, invitees, licensees or visitors of such other party for damage to such waiving party or loss of its property or the property of others under its control arising from any cause insured against under such party's insurance policies.

     20.  Tenant's Liability and Indemnification of Landlord. Tenant covenants
          --------------------------------------------------
and agrees that Tenant will have sole liability for any claims, demands, penalties or liabilities that may arise solely out of Tenant's occupation, use or enjoyment of the Premises and will release, discharge, indemnify Landlord and hold Landlord harmless from and against all such claims, demands, penalties and liabilities for any damage or injury to persons, firms, corporations or property suffered, sustained, or incurred as a result of or in connection with or arising out of any intentional or negligent act or omission of Tenant or its agents, employees, contractors, licensees and business invitees, in connection with the occupation, use, or enjoyment of the Premises by the Tenant, including the cost of defending against such claims or demands except arising out of Landlord's negligence. Tenant shall indemnify and save harmless Landlord from and against any and all liability and damages, and from and against any and all suits, claims, and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person, firm, association or corporation arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen during the Term hereof, on the demised Premises, and from and against any liability or damage solely and proximately caused by the condition, maintenance, repair, alteration, use, occupation or operation of the demised Premises which is the responsibility of Tenant under this Lease; provided, however, that Tenant does not hereby agree to indemnify Landlord from claims, demands, penalties or liabilities which are the result of the willful or negligent acts of Landlord, its agents, servants, contractors or employees. In case of any action or proceeding on any such claim or demand being brought against the Landlord, the Tenant, upon notice from the Landlord, covenants to resist and defend such action or proceeding. Landlord may also resist and defend such action in the event Tenant refuses to do so, and in such event, the Tenant shall reimburse the Landlord for all reasonable costs which the Landlord may incur in so doing.

     21.  Landlord May Pay Tenant's Obligations.
          -------------------------------------

          A. In the event that the Tenant does not make any of the payments required of it when due for the expenses and obligations, or for any taxes it is required to pay, or for any insurance premiums or payments it is required to pay, or for any item or payment or expense required of Tenant under this Lease, the Landlord, after mailing notice to Tenant and failure by Tenant to make any of such payments within thirty (30) days of such mailing, may in the case of payments to be made to someone other than the Landlord elect to make such payment or payments on the Tenant's behalf, but shall not be obliged to do so. In the event that the Landlord shall make such payment or in the event that the Tenant fails. within thirty (30) days of such mailing to make a payment owed to the Landlord, Tenant shall reimburse Landlord therefor on demand, together with interest at the lesser rate of either twelve percent (12%) per annum or the maximum rate allowed by law, which interest shall accrue until such amount has been repaid to the Landlord, whether before or after demand, and whether or not any judgment is rendered thereon.

          B. If Landlord shall fail to provide any service or perform any repair or other work which Landlord is required to provide or perform hereunder, then in such event Tenant may, upon thirty (30) days prior written notice to Landlord (and provided Landlord shall not within such 30-day period contest in writing whether Landlord is obligated hereunder to provide such service or perform such work): then in such event Tenant shall have the right to cause such service or such work to be provided or performed and to receive reimbursement from Landlord for the reasonable costs thereof. Landlord shall provide such reimbursement within ten (10) days of receipt of a written invoice from Tenant detailing the service or work performed and the cost thereof. If Landlord shall contest the necessity of such service or work in accordance with the foregoing, Tenant shall not proceed to perform such service or such work but may submit the matter to arbitration before the American Arbitration Association sitting in New Haven, Connecticut. The results of such arbitration proceeding shall be binding upon the parties.

     22.  Costs of Collection. In the event of any claim of default by either
          -------------------
party hereto in the performance of any of the covenants of this Lease, the parties agree that any and all costs incurred in the collection and enforcement thereof, including reasonable attorneys' fees, shall be awarded to the prevailing party.

     23.  Eminent Domain.
          --------------

          A. In the event that the building of which the Premises are a part, or any part of the Premises which renders the Premises untenantable under reasonable commercial standards, shall during the Term of this Lease be taken by condemnation or eminent domain for any public or quasi-public use or purpose (or transferred under threat of any such action), then and m such event all sums that may be awarded for compensation for said taking shall be the sole property of Landlord, and upon such takings, this Lease shall thereby cease and end by limitation, from the date of the vesting of said Premises or said part thereof in the proper authorities exercising the right of eminent domain.

          B. Nothing herein shall in any way prevent Tenant from making and collecting a claim against the condemning authority for payment of moving expenses and/or severance expenses or any other compensation or reimbursement that Tenant may be entitled to receive by law directly from the condemning authority as of the date of condemnation, provided that any such claim shall not be deductible from any award otherwise payable to Landlord.

          C. Tenant agrees to execute such instruments of assignment as may be required by Landlord, or join with Landlord in any petition for the recovery of damages. if requested by Landlord, so long as the same does not impair Tenant's direct claim as set forth in paragraph 23.B. hereof. If Tenant shall fail to execute such instruments as may be required by Landlord, or to undertake such other steps as may be required by Landlord, or to undertake such other steps as may be requested as herein stated, then and in any such event, Landlord after ten (10) days written notice given to Tenant by certified mail, return receipt requested, shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps as herein stated in and on behalf of Tenant

     24.  Inspection by Landlord. Landlord and Landlord's agents, employees and
          ----------------------
contractors shall have the right, upon reasonable advance notice to Tenant, to enter upon the Premises during regular business hours. and in emergencies at all times without prior notice. to examine or inspect the same; or with reasonable advance notice to Tenant, to exhibit same to prospective purchasers or (during the final year of the Term) to prospective lessees; or with advance notice to the Tenant as to any repairs, alterations, improvements or additions that will be visible in the Premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, without the same constituting an eviction of Tenant in whole or in part and, so long as Tenant's business is not materially interrupted, the rent reserved hereunder shall in no event abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business or otherwise (except as otherwise specifically provided in Article 10.C. above).. If Tenant or a representative of Tenant shall not be personally present to open and permit an entry into said Premises, when due to emergency circumstances entry shall be deemed necessary by Landlord, Landlord or Landlord's agents may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or any part thereof, except as otherwise herein specifically provided. Tenant shall have the right, except in the event of any emergency, to be present or to designate an agent to be present at any inspection or other entry by Landlord. Tenant shall further have the right to designate not more than ten percent (10%) of the floor area of the Premises as "secure" or "no access" areas which shall be off limits to all parties other than those specifically permitted by Tenant, except in the event of any emergency.

     25.  Risk of Loss to Property. It is expressly understood and agreed that
          ------------------------
Landlord and its agents shall not be responsible or liable for (i) any loss or damage to any property of Tenant or of others entrusted to employees of the Landlord's Building, nor (ii) for the loss or damage to any property of Tenant by theft or otherwise. - nor (iii) for any damage occasioned by failure to keep the Premises or Landlord's Building in repair, except in any such event that any such failure shall be due to or shall be deemed to be solely and proximately caused by the negligence or willful misconduct of Landlord. Landlord and its agents shall not be liable for any injury' or damage to persons or property resulting from fire, explosion, falling plaster, steam. gas, electricity, water, rain or snow or leaks from any part of the Landlord's Building or from the pipes, appliances or plumbing works or from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, nor shall Landlord be liable for any latent defect in the demised Premises or in the Landlord's Building, unless in any event due to the negligence or willful misconduct of Landlord. Landlord shall not be liable for any damages arising from acts of neglect of co-tenants or other occupants of the same building, or of any owners or occupants of adjacent or contiguous property. Landlord shall not be responsible for any loss occasioned by the interruption of any utility service provided to the Premises such as electricity or water. Tenant shall give immediate notice to Landlord in case of accidents in the demised premises or in the Landlord's Building or of defects thereon or in any fixtures or - equipment.

     26.  Landlord Status. Tenant understands and agrees that the person or
          ---------------
persons signing below for Landlord is or are signing in representative capacity' only and neither such person nor any person, persons or entities serving as partners of Landlord shall have any personal liability hereunder with respect to the transactions contemplated hereby. Tenant shall look solely to the equity of the Landlord or any successor in interest to the Landlord in the fee or leasehold estate of the Landlord, as the case may be, for the satisfaction of each and every remedy of the Tenant in the event of any breach by the Landlord or by any successor in interest to the Landlord of any of the terms, covenants and conditions of this Lease to be performed by the Landlord. Such exculpation of personal liability of Landlord is absolute and without any exception whatsoever, and Tenant waives any right to look to the partner(s) of the partnership which are Landlord or any of their individual assets for satisfaction of any such liability. The foregoing shall not limit any limitation of liability accorded to said signing person or persons under applicable law.

     27.  Rules and Regulations. Landlord, Landlord's agents, Tenant, and
          ---------------------
Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply reasonably with reasonable rules and regulations of general applicability to all tenants as Landlord or Landlord's agents may from time to time adopt. Notice of any rules or regulations shall be given in writing. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, visitors or licensees, unless such failure or such violation shall result in an interference with the quiet use and enjoyment of the Premises on the part of Tenant. The initial Rules and Regulations for Landlord's Building are set forth as Exhibit D hereto. No change to such Rules and Regulations which would materially and adversely affect Tenant's rights and obligations under this Lease shall be effective except upon Tenant's prior written consent.

     28.  Force Majeure. Landlord (but not Tenant) shall not be in default
          -------------
hereunder if Landlord is unable to fulfill or is delayed in fulfilling any of its obligations hereunder or is prevented from fulfilling such obligations by reason of fire or other casualty', strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its control. Such inability or delay by Landlord in fulfilling any of its obligations hereunder shall not affect, impair or excuse the Tenant from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder to be performed.

     29.  Estoppel Certificate. Upon request of either party, the other will
          --------------------
execute and deliver an instrument stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of such party's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the other party to be performed, and that as of such date no default has been declared hereunder by either party hereto and that such party at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party. If same not be true, the signing party shall indicate and describe on said instrument any such amendments, offsets, defenses, counterclaims or facts or circumstances which might give rise to a default.

     30.  Notice to Mortgagees. Tenant agrees that in the event Tenant shall
          --------------------
claim any event of default or non-performance hereunder on the part of Landlord or shall claim that there exist any circumstances whatsoever which give rise (or with the passage of time would give rise) to a right of termination on the part of Tenant hereunder, Tenant shall give immediate written notice of such event or such circumstances to all mortgagees of Landlord of which Tenant has been notified in writing, in addition to and separate from any notice required to be given to Landlord hereunder. Notwithstanding anything to the contrary contained elsewhere herein, any such mortgagee shall be given a period of fifteen (15) days after receipt of such notice in which to cure or commence to cure any such event or circumstances, the doing of which by any such mortgagee shall be deemed to constitute a cure of such event or circumstances under this Lease Agreement, notwithstanding that such cure shall not have been performed by Landlord hereunder.

     31.  Assignment.
          ----------

          A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet, or suffer or permit the demised premises or any part thereof to be used by others at any time during the term hereof without the express written consent of Landlord, not to be unreasonably withheld or delayed.

          B. Notwithstanding the foregoing, Tenant shall have the right to assign its rights under this Lease upon ten (10) days prior written notice to Landlord (but without necessity of consent of Landlord) to any entity which may control Tenant by ownership of more than one-half of its capital stock; to any entity controlled by Tenant and of which Tenant owns more than one-half of its capital stock; to any entity which may acquire all or substantially all of the capital stock of Tenant; or to any entity which may come into existence by way of merger with Tenant.

          C. No assignment by Tenant shall operate to mitigate, reduce or amend the obligations of the Tenant hereunder.

     32.  Partial Enforcement. No delay or omission by Landlord 6r Tenant to
          -------------------
exercise any rights, power or privileges accruing upon any noncompliance or default by the other with respect to any of the terms hereof shall impair any such right, power or privilege or be construed to be a waiver thereof, and every such right, power and privilege may be exercised at any time during the continuance of such noncompliance or default. It is further agreed that a waiver by Landlord or Tenant of any of the covenants or agreements hereof to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained to be performed by such party.

     33.  Attornment. Tenant agrees, that in the event of a sale, transfer
          ----------
(including, without limitation, a deed in lieu of foreclosure), or assignment of Landlord's interest in Landlord's Building, the Premises or any part thereof, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage or deed of trust now or hereafter placed upon or affecting Landlord's Building and/or the Premises, to attorn to and to recognize such transferee, purchaser or mortgagee as Landlord under this Lease, and no such transfer shall be deemed to operate under any circumstances as a constructive eviction of Tenant, provided that such transferee, purchaser or mortgagee, `as the case may be, shall assume all obligations of Landlord hereunder and shall not disturb the tenancy of Tenant hereunder except in the event of any default on the part of Tenant under the provisions of this Lease.

     34.  Validity and Enforcement. This Lease and the Exhibits, Attachments and
          ------------------------
Addenda hereto, if any, constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein and the Lease shall not be modified in any way except by written instrument signed by Landlord and Tenant. Any prior conversations or writings are merged herein and extinguished. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in a schedule, exhibit, rider or addenda is inconsistent with any other provision of this Lease, the provision contained in said schedule, exhibit, rider or addenda shall supersede said other provision, unless otherwise provided in said schedule, exhibit, rider or addenda. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of Tenant's obligations under this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such elections.

     No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon. or upon any letter accompanying such check, that such lesser amount is payment in full. shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     35.  Prejudgment Remedy, Redemption, Counterclaim and Jury Trial. The
          -----------------------------------------------------------
Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Chapter 903 (a), Section 52-278 (a) of the Connecticut General Statutes, or its successor provisions if amended, and hereby expressly waives any and all rights which are or may be conferred upon the Tenant by said Act to any notice or hearing prior to a prejudgment remedy under Sections 52-278(a) to 52-278(g), or their successor provisions if amended, inclusive of said statutes. Such waiver is intended as a waiver in accordance with Section 52-278(f) or its successor provisions if amended, of said statutes. Tenant further waives any and all rights which are or may be conferred by any present or future law to redeem the said Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof, by the Landlord, or after any warrant to dispossess or judgment in ejectment If the Landlord shall acquire possession of the said Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

     36.  Brokerage. Landlord and Tenant covenant and agree to and with each
          ---------
other that no broker is recognized as being responsible for consummation of the herein Lease Agreement, except C.A. White, Inc. of New Haven, Connecticut (the "Broker"). Tenant expressly agrees to assume all liability to said Broker for the initial commission payment due to said Broker as set forth on page 3 of a certain letter from Fusco Management Company, LLC to Mr. Frank M. Micali of the said brokerage firm and dated October 7, 1996. Landlord agrees to assume all liability to said Broker for all commissions due and payable other than the initial installment expressly assumed by Tenant in accordance with the foregoing.

     Landlord and Tenant mutually agree to indemnify the other and hold the other harmless from all suits, claims and demands brought by any party for brokerage commissions not described hereinabove and expressly assumed by the parties respectively.

     37.  Miscellaneous. The rights and remedies afforded Landlord herein are
          -------------
not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law. The captions preceding each of the numerical paragraphs in this Lease are inserted only for the convenience of the parties and for reference purposes and in no way define, limit or otherwise restrict or have any legal effect whatsoever on any provision of this Lease. If any provision herein is adjudged invalid by any court or administrative agency, the remaining provisions shall remain in effect.

     38.  Usage. Words of any gender used in this Lease shall be held to include
          -----
any other gender, and words in the singular number shall be held to include the plural when the same requires.

     39.  Notice. Any notice or demand, which, under the terms of this Lease or
          ------
under any statute must or may be given or made by the parties hereto, shall be in writing, and may be given or made by mailing the same by registered or certified mail, return receipt requested, or by forwarding via reputable overnight courier, addressed to, for the Landlord, Fusco Harbour Associates, LLC, do The Fusco Corporation, 555 Long Wharf Drive, New Haven, Connecticut 06511, or to such person and address as Landlord or its successors or assigns shall instruct, arid for the Tenant, CuraGen Corporation, 322 East Main Street, Branford, Connecticut 06405, or to such other address as the Tenant may instruct. Any notice given hereunder shall be deemed delivered when received.

     40.  Parking. Tenant shall have certain rights to park vehicles in the
          -------
parking garage adjacent to Landlord's Building as a consequence of the herein Lease Agreement, subject to the reasonable rules and regulations of Landlord and its garage operator governing the use of the garage, arid in accordance with the terms of Exhibit E annexed hereto and made a part hereof.

     41.  Recordation. The Tenant agrees that the only recordation of this Lease
          -----------
or any memorandum or notice hereof on the Land Records of the City of New Haven or upon any other public record shall be in the form of a Notice of Lease and shall contain only the information as set forth in Section 47-19 of the Connecticut General Statutes and any other or different form of recording shall constitute an event of default hereunder on the part of Tenant.

     42.  Successors and Assigns. This Lease shall inure to, and be binding
          ----------------------
upon, the respective heirs, executors, administrators, successors and assign's of the respective parties.

     43.  Governing Law. This Lease and all the provisions hereof shall be
          -------------
governed and interpreted under the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.

In the presence of:                      LANDLORD


                                         FUSCO HARBOUR ASSOCIATES, LLC



/s/  Paul Dimauro                        /s/  Edmund J. Fusco
---------------------------------        -------------------------------------
                                             Its Managing Member
                                             Duly Authorized
/s/  Mark O'Hagan
---------------------------------



In the presence of:                      TENANT


                                         CURAGEN CORPORATION



/s/  Frank Micali                        /s/  Gregory T. Went
---------------------------------        --------------------------------------
                                             Its Senior Vice President
                                             Duly Authorized

/s/  Michael McKenna
---------------------------------

STATE OF CONNECTICUT  )
                      ) ss, New Haven; January 10, 1997
COUNTY OF NEW HAVEN   )

     Personally appeared, Edmund J. Fusco, Managing Member of FUSCO HARBOUR ASSOCIATES, LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said company, before me.


                                    /s/  Angela M. Salvati
                                    -------------------------------------------
                                    Commissioner of the Superior Court
                                    Notary Public



STATE OF CONNECTICUT  )
                      ) ss, New Haven; December 23, 1997
COUNTY OF NEW HAVEN   )

     Personally appeared, Gregory Went, Ph.D. Senior Vice President of CURAGEN CORPORATION, signer and sealer of the foregoing instrument. and acknowledged the same to be his/her free act and deed and the free act and deed of said credit union. before me.


                                    /s/  Florence Whaling
                                    -------------------------------------------
                                    Commissioner of the Superior Court
                                    Notary Public
                                    Commission expires 4/28/2001

                                   EXHIBIT A

     All that certain piece or parcel of land situated in the City and County of New Haven. State of Connecticut, in the Long Wharf Redevelopment Area. being shown as Parcel 1 on a certain map entitled "Property Map Reuse Parcel 1, Long Wharf Development. New Haven. Connecticut:" dated August 1984 and prepared by Cahn, Inc., more particularly bounded and described as follows:

     Commencing at a point on the Southeasterly street line of Long Wharf Drive marking the Northeasterly corner of the herein described parcel, said point having the coordinates North 169,497.22 and East 555,404.58 on the Connecticut Coordinate System;

     Thence running South 00 degrees 02 minutes 10 seconds West 675.23 feet along land now or formerly of the City of New Haven, being Reuse Parcel 2-A hereinafter described;

     Thence running North 89 degrees 56 minutes 50 seconds West 190.00 feet along land now or formerly of the City of New Haven, being Reuse Parcel H-3 hereinafter described;

     Thence running North 00 degrees 02 minutes 10 seconds East 561.52 feet along land now or formerly of the City of New Haven, being Reuse Parcel 1-A hereinafter described;

     Thence running North 59 degrees 09 minutes 10 seconds East 221.39 feet along the Southeasterly street line of Long Wharf Drive to the point and place of commencement; being Reuse Parcel 1, containing 117,491 square feet, more or less, and the portion thereof above the high water mark of New Haven Harbor contains 2.4 acres, more or less.

     Subject to the right and easement in favor of the City of New Haven, its agents and assigns to enter upon the portion of said 20.98 feet through said Parcel 1;

     Thence running South 0 degrees 02 minutes 10 seconds West 30.00 feet along said Parcel 2-A;

     Thence running North 89 degrees 57 minutes 50 seconds West 51.66 feet and South 59 degrees 09 minutes 10 seconds West 161.20 feet through said Parcel 1;

     Thence running North 0 degrees 02 minutes 10 seconds East 11.65 feet along said Parcel 1-A to the point and place of commencement; for all purposes of construction, reconstruction, installation, repair, operation, maintenance and replacement of existing and future sewer and public and municipal utility lines in and through the same. Subject, however, to the obligation of the City at its sole cost and expense to restore such portion of said Parcel 1 disturbed in exercise of such right to substantially its condition existing immediately prior to entry by the City for the foregoing purposes, and subject to the right of the owner, its heirs and assigns to use such portion of said Parcel 1 in any manner whatsoever so long as such use is not inconsistent with and does not materially obstruct or interfere with the exercise of the foregoing right and easement of the

City of New Haven and provided that the owner, its heirs and assigns shall, in a manner satisfactory to the City Engineer of the City of New Haven protect such sewer lines from damage during the construction, reconstruction, maintenance and repair of the owner's improvements on Parcel 1.

                                   EXHIBIT C

                 SCHEDULE OF SERVICES FOR LANDLORD'S BUILDING

     All general and private offices, entrances, lobbies, elevators, escalators, corridors. stairwells, rest rooms and plazas shall receive janitorial and window cleaning services as described herein.

1.   DAILY SERVICES - TENANT'S SPACE:
     -------------------------------

     A.   Empty and clean all waste baskets.
     B.   Sweep and dust clean composition floors.
     C. Dust all desks, tables, files, and horizontal surfaces and clean glass tops, unless covered with papers, or other items.
     D. Dust all desk accessories (including, without limitation, telephones) and replace same in proper place.
     E.   Vacuum all carpets.
     F.   Damp mop spillage.
     G. Remove trash generated by normal daily business activity to designated areas.
     H.   Spot clean woodwork and doors and partition glass weekly.
     I. Sweep (vacuum if carpeted) all interior private stairwells and tiled areas.
     J.   Mop tiled areas on a weekly basis.

2.   MONTHLY SERVICES - TENANT'S SPACE:
     ---------------------------------

     A.   Dust all cabinets, files and chairs.
     B.   Dust all paneling with appropriate cleaning products.
     C.   Dust picture frames.
     D.   Buff and wax tiled areas.

3.   QUARTERLY SERVICES - TENANT'S SPACE
     -----------------------------------

     A. Dust door tops, tops of partitions, high ledges, high files, ventilating, air conditioning outlets, and return air grills.
     B.   Dust blinds (where installed).

4.   DAILY SERVICES - PUBLIC REST ROOM AREAS
     ---------------------------------------

     A.   Empty all wastepaper containers.
     B.   Clean all mirrors.
     C.   Clean all lavatory fixtures.
     D. Keep sinks, toilet bowls, and urinals free of scale at all times.
     E. Wash and sanitize toilet seats, toilet fixtures, and compartments.

     F. Refill soap, towel and tissue containers (using standard building stock only).
     G.   Wipe down walls around lavatories.
     H.   Mop all lavatory floors.
     I.   Fill floor drains when installed.
     J.   Dust all horizontal surfaces.
     K.   Empty, clean and disinfect sanitary napkin disposals.

5.   MONTHLY SERVICES - PUBLIC REST ROOM AREA:
     ----------------------------------------

     A. Wash down ceramic tile walls and toilet compartment partitions.
     B.   Perform high dusting.
     C.   Brush down vents.

6.   STAIR WELLS:
     -----------

     A.   Sweep and spot mop all stair wells weekly.
     B.   Spot clean walls as required.

7.   BUILDING ENTRANCE LOBBY AREAS:
     -----------------------------

     A.   Sweep or vacuum all floors daily with proper equipment.
     B.   Dust and polish directory boards regularly.
     C. Spot clean daily and wash weekly entrance door glass and side lights.
     D.   Clean drinking fountains daily.
     E.   Spot clean walls daily to remove finger marks and smudges.
     F.   Remove spillage daily.

8.   FLOOR SERVICES FOR PUBLIC AREAS ON TENANT FLOORS AND TENANT'S SPACE:
     -------------------------------------------------------------------

A.   Buff all floors once each month.
B.   Buff traffic areas in the premises once each week.

9.   WINDOW CLEANING SERVICES:
     ------------------------

A. Wash all windows in the Building inside and outside twice each year.

10.  ELEVATORS AND ESCALATORS:
     ------------------------

     A. Vacuum elevator carpets daily and spot clean same as necessary.
     B.   Clean elevator cabs nightly.
     C.   Wash elevator walls monthly.
     D. Dust and polish elevator control and dispatch panels regularly.
     E.   Dust escalator skirts nightly.
     F.   Wash all elevator lights annually.
     G. Clean escalator thresholds., treads. hand rails and sides daily.

11.  SPECIAL:
     -------

     A.   Spot clean blemishes on walls as required.
     B.   Wash lighting fixtures and lenses annually.
     C.   Render pest control services as necessary.
     D. The following services will be furnished on an "as needed" basis:
          (i)   Spot cleaning of carpet.
          (ii)  Dusting and/or washing ceiling grills annually.
     E. The hours for janitorial cleaning services shall be as follows:
          (i) 5:00 p.m. to approximately 11:00 p.m., Monday through Friday, excluding holidays.
          (ii) Modifications of starting time for specific locations within the premises may be coordinated with the Building Office and the cleaning crew, provided that same does not delay the completion of overall Building cleaning.
     F. Except as otherwise scheduled herein, wash all metal partitions, flooring and walls covered with vinyl or similar material in Building areas common to all tenants every twenty-four (24) months.
     G. Sweep the Building plazas, and the Building sidewalks as often as necessary to maintain same in a first-class condition and maintain the Building landscaping in a first-class condition.

                                   EXHIBIT D

                             RULES AND REGULATIONS

     RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers licensees, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for Landlord's Building (the "Building").

     1. Any sign, lettering, picture, notice or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and only in such manner, character and style as Landlord may approve in writing which approval-may be withheld at the sole discretion of the Landlord due to the first class nature of the Building and the strict standards imposed m keeping therewith. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

     2. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     3. Tenant, its customers, invitees, licensees and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

     4. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound, waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

     5. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in this Lease.

     6. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

     7. Door keys and/or cards for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated. Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes. cabinets or vaults left in the Premises.

     8. Tenant assumes full responsibility for protecting its space from theft. robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     9. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

     10. Tenant. shall not install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

     11. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, repair or other work in the Premises.

     12.  Tenant shall not:

          (a) Use the Premises for lodging or for any immoral or illegal purposes;

          (b) Use the Premises to engage in the manufacture or sale of, or permit the use of; any spirituous, fermented, intoxicating or alcoholic beverages on the Premises;

          (c) Use the Premises in the manufacture or sale of; or permit the use of any illegal drugs.

     13. Neither the Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring onto or store upon the Premises any flammable, combustible or explosive fluid, chemical or substance except small quantities of alcohol and other normal laboratory reagents which may be stored upon the Premises and used thereon provided that such storage and usage shall at all times be in accordance with all applicable federal, state and local statutes, ordinances and regulations. If any substance shall be regulated in a manner as to require a Material Safety Data Sheet to be prepared and maintained upon the Premises, then Tenant agrees to assume all liability and responsibility for the preparation and maintenance of such Material Safety Data Sheet. Landlord shall have the right upon notice to Tenant to review any such Material Safety Data Sheet from time to time, but waiver by Landlord of any such review shall not relieve Tenant of the responsibility for preparation and maintenance of same.

     14. Tenant shall comply with all applicable federal. state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

     15. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

     16. Smoking is prohibited in Landlord's Building and must be restricted to smoking areas outside of Landlord's Building.

                                   EXHIBIT E

                    FUSCO HARBOUR ASSOCIATES, LLC LANDLORD
                    RE: 555 LONG WHARF DRIVE, NEW HAVEN, CT

                                    PARKING

     1.   RECITALS:
          --------

     TENANT:   CuraGen Corporation

     LOCATION OF PARKING AREA: Parking garage adjacent to Landlord's Building'.

     NO. OF SPACES: Seventy two (72) unreserved spaces included in Base Rent.

     COST PER PARING SPACE: Seventy two (72) unreserved spaces are included in Base Rent. Tenant shall have the option to lease up to thirty three (33) additional unreserved spaces during the Term ("Additional Spaces"), subject to such spaces being available, but the monthly rental rate for such spaces shall be Thirty Six Dollars and Eight Five Cents ($36.85) per space per month during the first Lease Year and thereafter during the balance of the Initial Term shall be set at sixty percent (60%) of the then average and customary rate charged by Landlord to other space users for those spaces not includable within base rental charges being otherwise paid by such space users. The current rental rate for such spaces is Sixty Dollars ($60.00) per space per month plus applicable sales taxes. During any Renewal Term, such Additional Spaces, if available, shall be charged at the actual full monthly rental rate customarily being charged from tune to time to other space users for spaces not includable within base rental rate structures. In no event shall the cost of any such parking spaces be increased by more than ten percent (10%) from any calendar year to the next.

     MANNER OF PAYMENT: Monthly in advance for Additional Spaces together with monthly payment of rent.

     COMMENCEMENT DATE OF PARKING RIGHTS: Upon the Commencement Date of the Term of the Lease.


     2.   RULES AND REGULATIONS: Tenant agrees that any rights granted in the
          ----- --- -----------
Lease to which this Exhibit is annexed ("Lease") with respect to parking, which rights are as set forth above, are subject to the reasonable rules and regulations governing the parking areas promulgated by Landlord from time to time. Landlord agrees to give notice to Tenant in writing of such rules and regulations and Tenant, for itself and its agents, employees, licensees, invitees, successors and assigns, agrees to comply at all times with such rules and regulations.

     3.   DEFAULT AND TERMINATION: Any event of default under the Lease which
          -----------------------
results in a termination of said Lease shall also result in termination of Tenant's rights to park pursuant to the terms of said Lease and this Exhibit E. Default in payment of parking fees and costs shall result in forfeiture of parking rights relative to the defaulting party until such default shall be fully cured, but no such default shall otherwise effect Tenant's rights under this Lease.